As filed with the Securities and Exchange Commission on July 22, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	62-1507028 (I.R.S. Employer Identification Number)

3310 West End Avenue

Seventh Floor
Nashville, Tennessee 37203
(615) 269-8175
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

David R. Emery

Healthcare Realty Trust Incorporated
3310 West End Avenue
Seventh Floor
Nashville, Tennessee 37203
(615) 269-8175
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies To:

Theodore W. Lenz, Esq.
Waller Lansden Dortch & Davis, PLLC
Nashville City Center
511 Union Street, Suite 2700
Nashville, Tennessee 37219
(615) 244-6380

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-109306
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Proposed
	Maximum	Amount of
Title of Each Class of	Aggregate	Registration
Securities to be Registered	Offering Price	Fee

Common Stock (par value $.01 per share)	$28,515,000(1)	$3,613

(1)	Estimated solely for purposes of calculating the registration fee.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, the signature pages, an exhibit index and certain exhibits. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (File No. 333-109306) of Healthcare Realty Trust Incorporated, including the exhibits thereto and each of the documents incorporated by reference therein (the “Original Form S-3”), are incorporated by reference in this registration statement.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 22nd day of July, 2004.

HEALTHCARE REALTY TRUST
INCORPORATED

By:	/s/ David R. Emery

David R. Emery
Chairman and Chief Executive Officer

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ David R. Emery David R. Emery	Chairman and Chief Executive Officer (Principal Executive Officer)	July 22, 2004

* Scott W. Holmes	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 22, 2004

* Leigh Ann Stach	Vice President Financial Reporting (Principal Accounting Officer)	July 22, 2004

* Errol L. Biggs, Ph.D.	Director	July 22, 2004

* Charles Raymond Fernandez, M.D.	Director	July 22, 2004
* Batey M. Gresham, Jr.	Director	July 22, 2004
* Marliese E. Mooney	Director	July 22, 2004
* Edwin B. Morris III	Director	July 22, 2004

II-1

Signature	Title	Date

* John Knox Singleton	Director	July 22, 2004

* Dan S. Wilford	Director	July 22, 2004

* /s/ David R. Emery Attorney-in-fact		July 22, 2004

II-2

EXHIBIT INDEX

5	Opinion of Waller Lansden Dortch & Davis, PLLC.
8	Opinion of Stites & Harbison, PLLC regarding tax matters.
23.1	Consent of KPMG LLP.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Waller Lansden Dortch & Davis, PLLC (contained in opinion filed as Exhibit 5).
23.4	Consent of Stites & Harbison, PLLC (contained in opinion filed as Exhibit 8).
24	Power of Attorney (contained on the signature page of the Original Form S-3).